EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2019 (November 7, 2019, as to the effects of the correction of previously issued financial statements discussed in Note 1), relating to the financial statements of Kopin Corporation appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 28, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 29, 2020